UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 20, 2004

JDA Software Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-27876	86-0787377

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14400 N. 87th Street, Scottsdale, AZ	85260-3649

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 308-3000

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 20, 2004

Item 12. Results of Operations and Financial Condition

On January 20, 2004, JDA Software Group, Inc. (“JDA”) announced its final financial results for the quarter ended December 31, 2003 by issuing a press release and on the same date, held a related conference call to discuss these results. The full text of the press release issued in connection with the announcement is attached as Exhibit No. 99.1 to this Current Report on Form 8-K. The January 20, 2004 press release and the conference call contain forward-looking statements regarding JDA and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use Of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company provides certain non-GAAP financial measures (described as “non-GAAP” in the press release attached as Exhibit 99.1) of operating income, operating income as a percentage of revenue, and earnings per share. We have historically reported these non-GAAP financial measures to the investment community. We believe these non-GAAP financial measures enhance the user’s overall understanding of our current financial performance, and provide management and investors with an alternative method for assessing the Company’s quarterly operating results in a manner that is focused on the performance of the Company’s ongoing operations. The non-GAAP financial measures exclude certain charges and other amounts that we believe are not indicative of our core operating results, and enable both management and investors to more directly compare our results to those of similar companies.

The presentation of non-GAAP financial measures is intended to be supplemental and is not intended to replace or to be displayed more prominently than our GAAP measurement of operating income and earnings per share. The January 20, 2004 earnings release furnished with this report as Exhibit 99.1 provides a clear, tabular disclosure to enable investors to reconcile the non-GAAP measures to the most directly comparable measure under GAAP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.

Date: January 20, 2004	By:	/s/ Kristen L. Magnuson
Kristen L. Magnuson
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 20, 2004